UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2010

ICX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-33793

DELAWARE	#77-0619113
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2100 Crystal Drive, Suite 650, Arlington, VA 22202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 678-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On August 16, 2010, ICx Technologies, Inc., a Delaware corporation (the “Company”), FLIR Systems, Inc., an Oregon corporation (“Parent”), and Indicator Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub has agreed to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), at a purchase price of $7.55 per share net to the seller in cash, without interest (less any applicable withholding taxes) (the “Offer Price”). The Offer will expire on the twentieth business day from and including the commencement date unless extended in accordance with the terms of the Merger Agreement and applicable law. The obligation of Parent and Merger Sub to consummate the Offer is subject to customary conditions, including that a majority of the outstanding shares of Company Common Stock (determined on a fully diluted basis), shall have been validly tendered and not withdrawn prior to the expiration of the Offer.

In the Merger Agreement, the Company granted to Merger Sub an irrevocable option (the “Top-Up Option”), exercisable once upon the terms and subject to the conditions set forth in the Merger Agreement, to purchase at the Offer Price a number of authorized but unissued shares of Company Common Stock that would constitute at least one share more than 90% of the shares of Company Common Stock then outstanding (the “Top Up Shares”). In no event will the Top-Up Option be exercisable for a number of shares in excess of the number of authorized but unissued shares of Company Common Stock as of immediately prior to the issuance of the Top-Up Shares. The Top-Up Option will terminate upon the earlier of: (x) the tenth business day after the later of (1) the expiration date of the Offer and (2) the expiration of any “subsequent offering period”; and (y) the termination of the Merger Agreement in accordance with its terms. The parties agreed that in any appraisal proceeding with respect to any dissenting shares and to the fullest extent permitted by applicable law, the fair value of the dissenting shares shall be determined in accordance with Section 262(h) of the Delaware General Corporation Law without regard to the Top-Up Option, the Top-Up Shares or any consideration paid or delivered by Merger Sub to the Company in payment of the Top-Up Shares.

Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Company Common Stock, other than shares held in the treasury of the Company or owned by Parent, Merger Sub or any of their subsidiaries, and shares of Company Common Stock held by stockholders who properly demand appraisal rights, will be converted into the right to receive the Offer Price. Vested equity awards will be cancelled in the Merger and converted into the right to receive cash as determined under the Merger Agreement. Unvested equity awards will be converted to a similar right to acquire the number of shares of Parent’s common stock as determined under the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

Subject to the terms of the Merger Agreement, the Company would be permitted to consider unsolicited acquisition proposals and to terminate the Merger Agreement to accept a superior proposal following an opportunity given to Parent to offer to improve the terms of the Merger Agreement and upon payment of a breakup fee to Parent of $8.2 million. There can be no assurance that the Company will receive any such unsolicited proposals or that any that may be received would result in either a superior proposal from a third party or an offer to improve the terms of the Merger Agreement by Parent.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, certain affiliates of Wexford Capital LP entered into a Tender and Support Agreement with Parent and Merger Sub (the "Tender Agreement") under which they, among other things, (i) agreed to tender all of their Subject Shares (as defined below) pursuant to the Offer, which is approximately 62% of the outstanding Shares, and (ii) agreed to vote the Subject Shares in favor of adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (and in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement) and against any other agreement or arrangement. Both the agreement to tender and the agreement to vote would be suspended if the Company's Board of Directors were to discontinue its recommendation of the Offer and the Merger and the Tender Agreement would terminate if the Merger Agreement were to be terminated, including to permit the Company to accept a superior proposal.

The foregoing description of the Tender Agreement is qualified in its entirety by reference to the full text of the Tender Agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference

Other Agreements

Concurrently with the execution of the Merger Agreement, the Company and Wexford Capital LP entered into a Termination of Administrative Services Agreement (the "Services Termination Agreement") pursuant to which the Administrative Services Agreement between them will be terminated effective at the effective time of the Merger. Also concurrently with the execution of the Merger Agreement, the Company and an affiliate of Wexford Capital LP entered into a Warrant Cancellation Agreement (the "Warrant Cancellation Agreement") pursuant to which such affiliate has agreed that its warrants to acquire 127,250 shares of Company Common Stock will be treated as provided in the Merger Agreement.

The foregoing descriptions of the Services Termination Agreement and the Warrant Cancellation Agreement are qualified in their entireties by reference to the full text of the Services Termination Agreement and the Warrant Cancellation Agreement, which are attached as Exhibits 10.2 and 10.3, respectively, to this report and are incorporated in this report by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among ICx Technologies, Inc., FLIR Systems, Inc. and Indicator Merger Sub, Inc.

10.1	Tender and Support Agreement, dated as of August 16, 2010, by and among FLIR Systems, Inc., Indicator Merger Sub, Inc. DP1 LLC, Valentis SB, L.P., Wexford Spectrum Investors LLC, Wexford Catalyst Investors and Debello Investors LLC.

10.2	Termination of Administrative Services Agreement, dated as of August 16, 2010, by and between ICx Technologies, Inc. and Wexford Capital LP.

10.3	Warrant Cancellation Agreement, dated as of August 16, 2010, by and between ICx Technologies, Inc. and and Valentis SB L.P.

99.1	Press release issued by ICx Technologies, Inc. dated August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 16, 2010.

ICX TECHNOLOGIES, INC.
(Registrant)

By	/s/ Colin J. Cumming
Colin J. Cumming
Chief Executive Officer

Date: August 16, 2010